PORTIONS OF THIS EXHIBIT DENOTED WITH THREE ASTERISKS [***] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIALITY.
EXHIBIT 10.4
LICENSE AGREEMENT
FOR USE OF THE TEXACO GASIFICATION PROCESS,
TEXACO HYDROGEN GENERATION PROCESS,
AND TEXACO GASIFICATION POWER SYSTEMS
     THIS AGREEMENT, effective as of the 30th day of May, 1997 (“Effective Date”), by and between TEXACO DEVELOPMENT CORPORATION, a subsidiary of Texaco Inc., hereinafter referred to as “TEXACO DEVELOPMENT,” and FARMLAND INDUSTRIES, INC., hereinafter referred to as “LICENSEE”,
RECITALS
     WHEREAS, TEXACO DEVELOPMENT and its parent corporation, Texaco Inc., have conducted research and development work on the Texaco Gasification Process (“TGP”) and further applications or variants thereof, including without limitation, the Texaco Hydrogen Generation Process (“THGP”) and Texaco Gasification Power Systems (“TGPS”) (as more fully defined in Schedule I attached hereto), and have developed and acquired technical data and information pertinent to, and have been granted patents covering certain aspects of, the design, construction, operation and maintenance of plants for the practice of the TGP, THGP and TGPS; and
     WHEREAS, TEXACO DEVELOPMENT is prepared to grant nonexclusive licenses to LICENSEE for the use of such technical data and information and under certain patent rights relating to the design, construction, operation and maintenance of the Plant described in Paragraph 3.1 below, for the practice of the TGP and THGP and, in the event the Plant is subsequently modified, TGPS, including certain patent rights of Texaco Inc.; and
     WHEREAS, LICENSEE now desires to have access to such technical data and information from TEXACO DEVELOPMENT with the right to use the same, and a nonexclusive license under TEXACO DEVELOPMENT’s Patent Rights (as defined in Schedule I attached hereto)

to commercially practice the THGP (which by design includes practice of the TGP) and, at LICENSEE’s option, the TGPS at the Plant; and
     WHEREAS, in addition to the granting of licenses, a company Affiliated with TEXACO DEVELOPMENT will operate and maintain the Plant and provide certain technical services under the terms of a separate agreement which will be entered into between LICENSEE and such affiliated company.
     NOW, THEREFORE, for and in consideration of the above premises and of the covenants hereinafter set forth, the parties hereto mutually covenant and agree as follows:
1. DEFINITIONS
     1.1 The terms defined in Schedule I attached to and made a part of this License Agreement shall have those meanings wherever used herein.
2. GRANTS
     2.1 TEXACO DEVELOPMENT hereby grants and agrees to grant to LICENSEE, subject to the terms and conditions of this License Agreement, a nonexclusive license under TEXACO DEVELOPMENT’s Patent Rights to practice the TGP, THGP and/or TGPS for the production of Synthesis Gas where such Synthesis Gas will be used in the production of high purity hydrogen (in the case of THGP) and/or electric power (in the case of TGPS), in and only in the Plant, together with the right to use and sell the products thereby produced. The license so granted to LICENSEE shall be nontransferable, except as provided in Section 9.
     2.2 TEXACO DEVELOPMENT hereby grants and agrees to grant to LICENSEE, subject to the terms and conditions of this License Agreement, a nonexclusive license to use TEXACO DEVELOPMENT’s Technical Information to practice the TGP, THGP and/or TGPS for the production of Synthesis Gas where such Synthesis Gas will be used in the production of high purity hydrogen (in the case of THGP) and/or electric power (in the case of TGPS), in and only in the

Plant, together with the right to use and sell the products thereby produced. After LICENSEE has made the first royalty payment required hereunder, TEXACO DEVELOPMENT’s Technical Information shall be made available in writing or otherwise to LICENSEE directly by TEXACO DEVELOPMENT or through its nominee(s). The license so granted to LICENSEE shall be nontransferable except as provided in Section 9. The license granted in this Paragraph 2.2 shall in no event be construed as granting any license by implication, estoppel or otherwise under any patent rights or letters patent, such rights being granted only under Paragraph 2.1 hereof.
     2.3 Notwithstanding the definitions afforded TGPS and THGP in Schedule I, if LICENSEE produces electric power or high purity hydrogen from Synthesis Gas generated through the practice of TGP, regardless of the technique or process employed to produce those products, for purposes of Section 5 of this License Agreement, the parties hereto agree that such practice shall be regarded as TGPS or THGP, whichever appropriate.
     2.4 For general illustrative purposes, Schedule III (attached to and made a part of this License Agreement) includes a non-limiting, non-exhaustive list of certain of the unexpired U. S. Patents that are subject to the grant of Paragraph 2.1 hereof.
3. THE PLANT
     3.1 LICENSEE represents that it presently intends to build and place in commercial operation in, or within the proximity of, Coffeyville, Kansas, a plant for the practice of the THGP (which, by design, includes the practice of the TGP) within a reasonable time, but not later than December 31, 2002 (the “Plant”). The Gasifier Feed to such Plant is expected to be a solid carbonaceous substance derived from petroleum, including a carbonaceous solid (i.e., coal or petroleum coke), along with refinery or chemical plant byproducts and water. It is expected that the Plant shall have a configuration using direct quench in the Gasification section and shall have a designed capacity of about Eighty-six Thousand (86,000) MSCF of Output per operating day from the Gasification section. It is understood and agreed that LICENSEE shall be permitted to use other carbonaceous substances as Gasifier Feed in the Plant in addition to, or in lieu of, coal or petroleum coke; provided, however: (i) LICENSEE shall first advise TEXACO DEVELOPMENT in writing that it is contemplating the use of such other feedstock; and (ii) TEXACO DEVELOPMENT will perform, or arrange to perform, the necessary study to assess the feasibility of processing such other carbonaceous substance in the Plant, and shall provide the engineering services, pursuant to the terms set forth in Paragraph 14.2 hereof.
     3.2 TEXACO DEVELOPMENT’s representatives alone or accompanied by TEXACO DEVELOPMENT’s licensees or potential licensees shall have reasonable access to the Plant for the purpose of promoting the TGP and further applications or variants thereof, including without limitation TGPS and THGP, upon reasonable advance notice and during normal business hours. Such visits shall take place at such times as reasonably agreed upon between the parties hereto so as not to unduly interfere with the operations of the Plant or otherwise cause undue inconvenience for LICENSEE.
          3.2.1 All visitors to the Plant, including employees of TEXACO DEVELOPMENT and its Affiliates, but excluding any personnel present as a result or in support of the Operations and Maintenance Agreement, process Guarantee Agreement or Texaco’s equity interest in the Plant, shall be required to sign the Release attached as Schedule IV to this License Agreement, in their individual capacity. The parties hereto contemplate that Farmland may determine that it is necessary or desirable from time to time to revise such Release due to certain changes in the applicable laws which may occur. Any such revision(s) shall require the written consent of TEXACO DEVELOPMENT, which consent shall not be unreasonably withheld. In the event a proposed revision has not been agreed upon by TEXACO DEVELOPMENT, then the visit shall take place in any event with the visitor being responsible to sign the Release as it existed prior to any proposed revision(s).
          3.2.2 TEXACO DEVELOPMENT shall indemnify LICENSEE against any claims brought by any employee of TEXACO DEVELOPMENT or its Affiliate for injury, death or damage which occurs during any Plant visit and which is directly caused by the gross negligence or willful misconduct of such employee(s), TEXACO DEVELOPMENT or its Affiliates. Any such indemnity shall be subject to the limit on TEXACO DEVELOPMENT’s liability set forth in Paragraph 8.6 of this License Agreement.

          3.2.3 TEXACO DEVELOPMENT agrees to use its reasonable efforts to cause visitors to comply with LICENSEE’s safety rules, provided that LICENSEE shall provide all visitors with safety training and instruction regarding such rules at no cost to TEXACO DEVELOPMENT or the visitors. Furthermore, such training and instruction shall be reasonable, shall not exceed thirty (30) minutes in duration, shall directly relate to the Plant, and shall be provided to all such visitors within two (2) hours of their arrival at the Plant on the day of the scheduled visit.
          3.2.4 LICENSEE, on request of TEXACO DEVELOPMENT a reasonable time in advance, shall furnish TEXACO DEVELOPMENT information and data relating to the operation of the Plant and samples of Gasifier Feed and other materials.
     3.3 The visitation rights contemplated under Paragraph 3.2 shall remain in full force and effect for a period of twenty (20) years from the Effective Date of this License Agreement. Within a reasonable time prior to the expiration of said period, TEXACO DEVELOPMENT may request that the visitation rights be extended for additional five (5) year intervals. Any such extension(s) shall become effective in the event the parties hereto mutually agree to such extensions. Furthermore, Plant visits shall not be available to LICENSEE’s top five competitors in the nitrogen fertilizer business without LICENSEE’s prior written approval. LICENSEE shall identify to TEXACO DEVELOPMENT in writing, on an annual basis on or before the first day of March of each year, its top five competitors in the nitrogen fertilizer business. In the event LICENSEE does not update the aforesaid top five competitors in any particular year, the top five competitors last identified by LICENSEE shall be used for purposes of this Paragraph.
4. ROYALTIES AND ACCOUNTING
     4.1 LICENSEE shall pay royalties and fees at rates and under terms set forth in Schedule II attached to and made a part of this License Agreement.
     4.2 LICENSEE shall keep such accurate, complete and detailed records and accounts of all TGP, THGP and TGPS operations conducted at the Plant by LICENSEE as may be necessary to determine the royalties and fees payable by LICENSEE hereunder. LICENSEE further agrees that TEXACO DEVELOPMENT, through its representatives who are authorized by TEXACO DEVELOPMENT in writing, may, during business hours and upon providing LICENSEE with reasonable advance notice, make such examinations of LICENSEE’s TGP, THGP and TGPS operations and such examinations and copies of such records and accounts as may be necessary to verify the royalties and fees contemplated hereunder, as well as all other information LICENSEE is required to report to TEXACO DEVELOPMENT under Section 4 of this License Agreement.
     4.3 LICENSEE shall render to TEXACO DEVELOPMENT annual statements in a form acceptable to TEXACO DEVELOPMENT, on or before the first day of March of each year, with respect to all TGP, THGP and TGPS operations conducted by LICENSEE during the preceding twelve (12) calendar months, but reported as six (6) calendar month accounting periods ending on the last day of December and the last day of June, respectively, and which statement shall contain the following information:
          4.3.1 The total Daily Average Output from the Gasification section of the Plant for all operations conducted by LICENSEE during the accounting periods;
          4.3.2 The excess (in daily averages), if any, of the total Daily Average Output from the Gasification section of the Plant reported under Subparagraph 4.3.1 above, over the total Daily Average Output for all operations conducted by LICENSEE for which paid-up capacity has been theretofore purchased by LICENSEE under this License Agreement;
          4.3.3 The total Output from the Gasification section of the Plant for all operations conducted by LICENSEE during the accounting periods;
          4.3.4 The total Output from the Gasification section of the Plant that is allocated for THGP operations and TGPS operations, respectively; and
          4.3.5 The total Gasifier Feed to the Gasification section of the Plant for all operations conducted by LICENSEE during the accounting periods, including a report of the relative amount of each component of the total feed, i.e., the amount of petroleum coke, coal, and the by-

product feeds contemplated in Paragraph l(b) of Schedule II. Further in connection with Paragraph l(b) of Schedule II, LICENSEE shall report all payments it receives for processing the feedstock(s) contemplated thereunder and all costs incurred for modification of the Plant for the processing of such feedstock(s).
     4.4 The first accounting period shall commence when the Plant has produced synthesis gas for a continuous forty-eight (48) hour period, and terminate at the end of the next December, and each succeeding accounting period shall be the succeeding six (6) month period, except in the event of the termination of this License Agreement prior to the end of such six (6) month accounting period, in which event the accounting period shall be deemed to be the fractional part of such six (6) month period which ends on the effective date of such termination except as specified otherwise in Paragraph 7.3 below.
5. CROSS-LICENSING
     5.1 LICENSEE hereby grants and agrees to grant to TEXACO DEVELOPMENT, without obligation to account to LICENSEE therefor or for grants made thereunder, an irrevocable, paid-up license and the irrevocable right and power to grant, either directly or through others, to Texaco Inc. and its affiliates and to the TGP licensees of TEXACO DEVELOPMENT, nonexclusive licenses under LICENSEE’s Patent Rights relating to the TGP and for the use of LICENSEE’s Technical Information relating to the TGP in any and all countries throughout the world together with the right to use and sell any products produced thereby. LICENSEE agrees to make LICENSEE’s Technical Information relating to the TGP available to TEXACO DEVELOPMENT for use under the aforesaid licenses.
     5.2 LICENSEE hereby grants and agrees to grant to TEXACO DEVELOPMENT, without obligation to account to LICENSEE therefor or for grants made thereunder, an irrevocable, paid-up license to use and the irrevocable right and power to grant, either directly or through others, to Texaco Inc. and its affiliates and to the THGP licensees of TEXACO DEVELOPMENT, nonexclusive licenses to use LICENSEE’s Patent Rights relating to the THGP and for the use of LICENSEE’s Technical Information relating to the THGP in any and all countries throughout the world, together with the right to use and sell any products produced thereby. LICENSEE agrees to make LICENSEE’s Technical Information relating to the THGP available to TEXACO DEVELOPMENT for use under the aforesaid licenses.
     5.3 LICENSEE hereby grants and agrees to grant to TEXACO DEVELOPMENT, without obligation to account to LICENSEE therefor or for grants made thereunder, an irrevocable, paid-up license and the irrevocable right and power to grant, either directly or through others, to Texaco Inc. and its affiliates and to the TGPS licensees of TEXACO DEVELOPMENT, nonexclusive licenses under LICENSEE’s Patent Rights relating to the TGPS and for the use of LICENSEE’s Technical Information relating to the TGPS in any and all countries throughout the world together with the right to use and sell any products produced thereby. LICENSEE agrees to make LICENSEE’s Technical Information relating to the TGPS available to TEXACO DEVELOPMENT for use under the aforesaid licenses.
     5.4 TEXACO DEVELOPMENT and LICENSEE understand and agree that Paragraphs 5.1, 5.2 and 5.3 each include separate and distinct grants of LICENSEE’s Patent Rights and LICENSEE’s Technical Information and TEXACO DEVELOPMENT and LICENSEE further agree that, for all purposes, these grants should be treated as separate grants as if they were made herein in separate paragraphs or subparagraphs.
     5.5 TEXACO DEVELOPMENT and LICENSEE understand and agree that for purposes of this Section 5, the rights of extension granted to TEXACO DEVELOPMENT in Paragraphs 5.1, 5.2 and 5.3 permit TEXACO DEVELOPMENT to grant LICENSEE’s Patent Rights and Technical Information to TEXACO DEVELOPMENT’s licensees of the TGP and all further applications or variants thereof, including without limitation TGPS and THGP.
6. CONFIDENTIAL INFORMATION
     6.1 Unless previously authorized by TEXACO DEVELOPMENT in writing, LICENSEE shall use TEXACO DEVELOPMENT’s Technical Information only in connection with licensed operations in the Plant and shall not make any disclosure of, and shall use its best efforts to prevent the duplication or disclosure of such information which is not public information or otherwise generally available to the public, and shall not export or re-export such information or data or the product thereof. LICENSEE shall be permitted to disclose such information if and only if it is legally compelled to make such disclosure; provided, however, that prior to making any disclosure LICENSEE shall first notify TEXACO DEVELOPMENT in writing of the need to make the disclosure and the parties hereto shall cooperate in connection with obtaining a protective order or other mechanism which will preserve the proprietary value of such information. The parties do not intend this Section 6 to include confidential business information. The terms and conditions under which the parties hereto will exchange business information that is confidential is covered in a separate business information confidentiality agreement dated May 27, 1997.
     6.2 With respect to the obligations incurred under this Section 6, information disclosed through an unauthorized disclosure by a third party under a confidentiality obligation with TEXACO DEVELOPMENT with respect to such information shall not in itself be deemed to be public information or otherwise generally available to the public.
     6.3 The prohibition on disclosure set forth in Paragraph 6.1 above prohibits LICENSEE from disclosing TEXACO DEVELOPMENT’s Technical Information to any third party, including without limitation LICENSEE’s contractors and LICENSEE’s affiliates. Such third parties, including contractors and affiliates, shall only be permitted to have access to TEXACO DEVELOPMENT’s Technical Information directly from TEXACO DEVELOPMENT and after having entered into a written secrecy agreement with TEXACO DEVELOPMENT.
     6.4 If LICENSEE enters into a contract with any third party to perform work related to the design, construction, operation and maintenance of the Plant who shall receive or have access to TEXACO DEVELOPMENT’s Technical Information, any such third party may not perform any of the aforementioned work until LICENSEE first receives TEXACO DEVELOPMENT’s written approval, which approval shall not be unreasonably withheld. Furthermore, where such third party will receive LICENSEE’s Technical Information or provide back to LICENSEE technical data and operating information which may become LICENSEE’s Technical Information, LICENSEE shall use commercially reasonable efforts to obtain a written agreement from such third party allowing

LICENSEE to disclose such information to others without obligation to account to such third party therefor. The obligation set forth in this Paragraph 6.4 does not apply to any information that must be kept confidential pursuant to the terms of a prior written confidentiality obligation that is in effect before entering into such a contract with LICENSEE, provided TEXACO DEVELOPMENT is notified by LICENSEE of such preexisting confidentiality obligation.
7. TERM AND TERMINATION
     7.1 Unless previously terminated in accordance with Paragraph 7.2 or canceled and, hence, terminated under Paragraph l (c) of Schedule II, this License Agreement shall terminate and expire upon the cessation of the commercial operation of the Plant. The parties hereto do not intend to allow this License Agreement to terminate due to a suspension (of finite duration) of commercial operations. In this regard, if the LICENSEE decides to suspend commercial operation of the Plant, LICENSEE shall so notify TEXACO DEVELOPMENT in writing. The parties hereto will then engage in good faith discussions to reach agreement on what constitutes a reasonable period for suspension of commercial operations to avoid termination of this License Agreement, In no event shall the period of suspension exceed three (3) years.
     7.2 If, however, LICENSEE shall fail to make any of the payments set forth in this License Agreement, or any part thereof when due, or shall fail to achieve Plant Startup by December 31, 2002, or shall fail to perform any other of its promises or obligations under this License Agreement, TEXACO DEVELOPMENT may terminate this License Agreement and revoke all licenses, rights, privileges, and authorizations of this License Agreement by giving forty-five (45) days written notice to LICENSEE to that effect, at the end of which time this License Agreement shall terminate unless during that time LICENSEE shall have fully remedied such default to TEXACO DEVELOPMENT’s satisfaction. In the event that LICENSEE contends that an event of default cannot possibly be cured in the forty-five (45) days, LICENSEE shall so advise TEXACO DEVELOPMENT in writing stating the reasons that support its position. If TEXACO DEVELOPMENT, in its sole discretion, indicates in writing that it agrees with LICENSEE’s position, TEXACO DEVELOPMENT agrees that this License Agreement shall not terminate until one additional forty-five (45) day period has elapsed, provided that LICENSEE commences the cure of such default within the initial forty-five (45) day period and continues to work diligently, in TEXACO DEVELOPMENT’s sole opinion, to cure such default. Furthermore, TEXACO DEVELOPMENT agrees that in the event (i) LICENSEE violates any of the confidentiality provisions of Paragraph 6.1, or (ii) LICENSEE violates any of the other provisions of this License Agreement, TEXACO DEVELOPMENT may not initiate the termination proceedings contemplated in this Paragraph 7.2 except as may be permitted by the provisions of Paragraph 13.3.1. Notwithstanding anything contained herein, in the event LICENSEE breaches this License Agreement under Section 6 (Confidential Information) as a result of LICENSEE’s gross negligence or willful misconduct as determined through arbitration, TEXACO DEVELOPMENT may terminate this License Agreement and revoke all licenses, rights, privileges and authorizations of this License Agreement. Furthermore, in the event TEXACO DEVELOPMENT has actually received the payments set forth in Paragraphs 1(a)(i), (ii) and (iii) of Schedule II, as well as any other amounts that have become due and payable by LICENSEE hereunder, prior to December 31, 2002, TEXACO DEVELOPMENT agrees that it will not terminate this License Agreement for failure to achieve Plant Startup prior to December 31, 2002.
     7.3 After the effective date of any termination or expiration of this License Agreement, neither LICENSEE nor TEXACO DEVELOPMENT shall have any further rights under this License Agreement except that: (i) such termination or expiration shall not relieve LICENSEE of any obligation (e.g., visitation) or liability accrued hereunder prior to the effective date of such termination or expiration; (ii) such termination or expiration shall not affect in any way the then existing licenses, rights and powers granted or agreed to be granted by, or obligations of LICENSEE under Section 5 (Cross Licensing); (iii) such termination or expiration shall not relieve LICENSEE of its obligations under Section 6 (Confidential Information); (iv) such termination or expiration shall not relieve LICENSEE of its obligations incurred under Paragraph 1(b) of Schedule II; and (v) other than for termination due to the default of LICENSEE pursuant to Paragraph 7.2 above, LICENSEE shall have the right to continue operations licensed hereunder only up to the paid-up capacity acquired prior to termination and LICENSEE shall continue to render annual statements as required by the accounting provisions of Section 4 (Royalties and Accounting).

8. LIABILITY — WARRANTIES
     8.1 LICENSEE and TEXACO DEVELOPMENT understand and agree that, as between LICENSEE and TEXACO DEVELOPMENT, the construction, operation and maintenance of the Plant is the sole responsibility of LICENSEE. Accordingly, TEXACO DEVELOPMENT shall have no liability to LICENSEE or to third parties for any injuries to person or property arising in connection with the construction, operation or maintenance of the Plant and LICENSEE shall indemnify TEXACO DEVELOPMENT for any liability, claims, costs and expenses associated therewith. Except as may be specified in the guarantee agreement described in Paragraph 14.1, TEXACO DEVELOPMENT MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN AS PROVIDED IN PARAGRAPHS 8.2, 8.3 (PATENT INDEMNITY) AND 8.4 BELOW, AND SPECIFICALLY EXCLUDES ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE WITH RESPECT TO ANY INFORMATION OR DATA FURNISHED HEREUNDER OR THE PERFORMANCE OF THE PLANT OR ANY COMPONENT THEREOF. In no event shall TEXACO DEVELOPMENT be liable for loss of prospective profits or special or consequential losses, damages, and/or related expenses, whether or not TEXACO DEVELOPMENT has been advised of the possibility of such damages.
     8.2 TEXACO DEVELOPMENT and LICENSEE each represents and warrants that it has the right, power and authority to grant the licenses and rights of extension and make the agreements set forth in this License Agreement.
     8.3 TEXACO DEVELOPMENT will, at its sole cost and expense, upon LICENSEE’S written demand, defend any suit or action brought against LICENSEE by a third party, alleging infringement of process claims, as further qualified hereinbelow, of an unexpired United States patent, which is in full force and effect as of the Effective Date of this License Agreement and which results from the use of TEXACO DEVELOPMENT’S Technical Information in accordance with this License Agreement in the operation of the Plant with respect to TGP or THGP only, and to the extent such operation is based on process designs for TGP or THGP specifically approved by TEXACO DEVELOPMENT in writing; provided, however, such indemnity shall not apply if such infringement is the result of combination of TEXACO

DEVELOPMENT Technical Information with technical information supplied by a party other than TEXACO DEVELOPMENT. LICENSEE will use its best efforts to obtain a right of defense and indemnity against any claim for patent infringement, from each and every supplier of materials (such as, but not limited to, catalysts, solvents, etc.) which are to be used in the equipment used in the processes licensed hereunder. The indemnification by TEXACO DEVELOPMENT hereunder shall not apply to the extent LICENSEE is indemnified by any supplier under an indemnification obtained by LICENSEE pursuant to LICENSEE’s efforts under the immediately preceding sentence. This paragraph does not apply to equipment supplied by third parties as discussed in Paragraph 8.3.3 of this License Agreement.
          8.3.1 TEXACO DEVELOPMENT will, upon LICENSEE’s written demand, indemnify LICENSEE and hold LICENSEE harmless from and against all expenses of defending such suits and actions and from all payments which by final judgments therein may be assessed against and are actually paid by LICENSEE on account of such suit or action; provided, however, that if LICENSEE elects to participate in the defense of any of such suits or actions, all costs associated with LICENSEE’s participation shall be borne by LICENSEE. TEXACO DEVELOPMENT shall not be liable to LICENSEE for any indirect, consequential or other damages, costs or expenses under this Section 8.3.
          8.3.2 The obligations of TEXACO DEVELOPMENT under this Section 8.3 are subject to the requirement that LICENSEE shall give TEXACO DEVELOPMENT prompt written notice for any such suit or threat of suit. Neither party shall settle nor compromise any such suit without the other party’s prior written consent if by such settlement, the other party is obligated to make any substantial modification to THGP, to make any monetary payment, to part with any property or any interest therein, to assume any obligation, to be subject to any injunction, or to grant any license or other right under the settling party’s patent rights, with the understanding that any such consent may not be unreasonably withheld.
          8.3.3 TEXACO DEVELOPMENT shall not have any obligation hereunder for any alleged or actual infringement that is not expressly described in this Section 8.3. If the alleged or actual infringement meets the express requirements of this Section 8.3, TEXACO

DEVELOPMENT shall not have any obligation hereunder if such infringement is caused by the use of any design, equipment (to the extent the alleged infringing process is practiced within the equipment) or processes supplied by a party other than TEXACO DEVELOPMENT, or which TEXACO DEVELOPMENT did not approve for use in writing prior to any alleged infringing use.
          8.3.4 TEXACO DEVELOPMENT’s obligation under the above provisions in this Section 8.3 shall be further subject to Section 8.6 hereof and shall not exceed in total, an amount equal to [***] of the royalties and fees due and actually received by TEXACO DEVELOPMENT with respect to the Plant pursuant to this License Agreement or [***], whichever is less.
     8.4 TEXACO DEVELOPMENT represents, warrants and agrees as follows:
          8.4.1 TEXACO DEVELOPMENT is a corporation duly organized and validly existing under the laws of the State of Delaware, TEXACO DEVELOPMENT has the complete and unrestricted power and right to enter into this License Agreement and there is no fact of which TEXACO DEVELOPMENT has actual knowledge as of the Effective Date that would prevent it from performing its obligations hereunder; this License Agreement has been duly authorized, executed and delivered by TEXACO DEVELOPMENT and constitutes a legal, valid and binding obligation of TEXACO DEVELOPMENT enforceable against TEXACO DEVELOPMENT in accordance with its terms, neither the execution and delivery by TEXACO DEVELOPMENT of this Agreement nor the consummation of the transaction contemplated by this Agreement, as far as TEXACO DEVELOPMENT is actually aware of as of the Effective Date, violates any law or any court or governmental agency order binding on TEXACO DEVELOPMENT or requires the consent or approval of, or the giving of notice by any person to or the taking of any other action in respect of any governmental agency or authority or any person not a party to this License Agreement.
          8.4.2 There is no fact of which TEXACO DEVELOPMENT has actual knowledge as of the Effective Date that would prevent it from stating that, except to the extent owned by TEXACO DEVELOPMENT’s licensees and/or third party contractors, TEXACO

DEVELOPMENT owns the entire right, title and interest in and to TEXACO DEVELOPMENT’s Technical Information. TEXACO DEVELOPMENT or Texaco Inc. owns and has the right to license each of the patents listed in Schedule III and each of such patents is in full force and effect.
          8.4.3 TEXACO DEVELOPMENT has no knowledge as of the Effective Date of any constraints, restrictions, or other impediments of any nature or kind which would prevent the ability of LICENSEE to practice the TGP or THGP.
          8.4.4 TEXACO DEVELOPMENT’s Technical Information, that was or will be supplied under a separate Process Information Package Letter Agreement dated March 6, 1997, was prepared and delivered in accordance with accepted engineering practices or TEXACO DEVELOPMENT’s engineering practices, whichever standard is higher.
          8.4.5 Certain Patent Rights licensed to LICENSEE under Paragraph 2.1 of this License Agreement are owned by Texaco Inc. TEXACO DEVELOPMENT has the full right and authority to grant LICENSEE the license set forth in Paragraph 2.1 under such Patent Rights. Analogously, TEXACO DEVELOPMENT has the full right and authority to grant LICENSEE the license set forth in Paragraph 2.2 under all of TEXACO DEVELOPMENT’s Technical Information that is in fact owned by TEXACO DEVELOPMENT or Texaco Inc., as well as TEXACO DEVELOPMENT’s licensees and/or third party contractors.
          8.4.6 TEXACO DEVELOPMENT has used its reasonable efforts to assure that it has delivered or shall deliver to LICENSEE all of TEXACO DEVELOPMENT’s Technical Information that is necessary to operate the Plant.
     8.5 LICENSEE represents and warrants that LICENSEE is a corporation duly organized and validly existing under the laws of the State of Kansas; LICENSEE has the complete and unrestricted power and right to enter into this License Agreement and to perform its obligations hereunder; this License Agreement has been duly authorized, executed and delivered by LICENSEE and constitutes a legal, valid and binding obligation of LICENSEE enforceable against LICENSEE in accordance with its terms, neither the execution and delivery by LICENSEE of this License Agreement nor the consummation of the transactions contemplated by this License Agreement by LICENSEE violates any law or any court or governmental agency order binding on LICENSEE or requires the consent or approval of, or the giving of notice by any person to or the taking of any other action in respect of any governmental agency or authority or any person not a party to this License Agreement.
     8.6 Subject to Paragraph 8.3.3, the total cumulative liability of TEXACO DEVELOPMENT under this License Agreement and its liability under any separate performance guarantee agreement shall not exceed [***] of the total royalties and fees due and actually received by TEXACO DEVELOPMENT with respect to the Plant under this License Agreement and which are directly attributable to this License Agreement or [***], whichever is less. Accordingly, any fees received under the provisions of a separate agreement do not pertain to this Paragraph 8.6. This paragraph 8.6 is intended to address TEXACO DEVELOPMENT’s limit of liability and shall not be construed as a liquidated damages provision.
9. PARTIES BOUND
     9.1 This License Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns; provided, however, that LICENSEE shall not assign any of the rights and privileges granted or be relieved of its obligations hereunder without the prior written consent of TEXACO DEVELOPMENT, which consent shall not be unreasonably withheld.
     9.2 In no event shall TEXACO DEVELOPMENT be expected to give its consent to assignment of this License Agreement to an entity that (a) TEXACO DEVELOPMENT or Texaco Inc. is precluded from doing business with under Texaco Inc.’s written corporate policy in effect at the time LICENSEE requests TEXACO DEVELOPMENT’s consent for assignment, it being understood that the mere fact that the prospective assignee is in the fertilizer business shall not constitute a sufficient basis for TEXACO DEVELOPMENT to withhold its consent under this clause 9.2(a); (b) TEXACO DEVELOPMENT or Texaco Inc. is precluded from doing business with, by reason or law or governmental regulations; or (c) is in competition with TEXACO DEVELOPMENT or Texaco Inc. relative to gasification, hydrogen production and/or power generation.
     9.3 Subject to Paragraph 9.4 hereof, TEXACO DEVELOPMENT will consent to an assignment of this License Agreement to an Affiliate of LICENSEE; provided, however, that LICENSEE remains liable hereunder to the extent the assignee fails to perform any obligations hereunder.
     9.4 No assignment of this License Agreement shall be effective unless and until the designated assignee accepts all of the terms and obligations of this License Agreement and satisfies all conditions set forth in Paragraph 9.2 hereof.
10. EXPORT CONTROL REGULATIONS
     10.1 The obligation of TEXACO DEVELOPMENT to provide Technical Information as well as the subsequent use, sale or any disposition of the products directly produced by the TGP, THGP and/or TGPS, are subject to U.S. export control laws and regulations and LICENSEE shall comply therewith in regard to any information or data furnished by TEXACO DEVELOPMENT and with regard to such use, sale or disposition.
11. ADDRESSES OF PARTIES
     11.1 The addresses and telefax numbers of the parties hereto for all purposes specified in this License Agreement including notices and payments shall be as follows:
TEXACO DEVELOPMENT:
TEXACO DEVELOPMENT CORPORATION
2000 Westchester Avenue
White Plains, New York 10650
USA

Attention: Telefax:	Vice President 914-253-7744

LICENSEE:
FARMLAND INDUSTRIES, INC.
Department 62
3315 North Oak Trafficway
Kansas City, Missouri 64116

Attention: Telefax:	General Counsel 816-459-5902
Either party hereto shall have the right to change its address or telefax number by prior notice in writing directed to the other party.
12. PUBLICITY
     12.1 TEXACO DEVELOPMENT and LICENSEE shall each be permitted to issue press releases or otherwise publicize the fact that the parties have entered into this License Agreement and may describe the general nature of this License Agreement in any publication, written or otherwise, provided, however, that TEXACO DEVELOPMENT and LICENSEE shall first mutually agree on the content of the subject matter contained in any such publication. TEXACO DEVELOPMENT and LICENSEE shall also mutually agree upon the content of releases of information available for public review or inspection, including, without limitation, information related to safety related regulatory reviews and environmental permit applications. Notwithstanding the foregoing provisions of this Paragraph 12.1, any party hereto may disclose information contemplated under this Paragraph 12.1 where such disclosure is required by law or regulation, provided that the disclosing party first gives the other party an opportunity to comment on such disclosures. In no event shall anything contained in this Section 12 be construed to permit disclosure of TEXACO DEVELOPMENT’s confidential information.
     12.2 Subject to the provisions of Paragraph 12.1 above, if this License Agreement terminates or is canceled by LICENSEE, or if LICENSEE decides not to build the Plant and place it into commercial operation or to delay the construction or commercialization of the Plant, any public statement to that effect, whether written or otherwise, shall be mutually agreed to by TEXACO DEVELOPMENT and LICENSEE.
     12.3 Each party hereto shall have the right to delay any such publication anticipated in Paragraphs 12.1 and 12.2 above for a reasonable period if it would have an adverse impact on its own commercial activities or relationships.
13. DISPUTE RESOLUTION AND ARBITRATION
     13.1 TEXACO DEVELOPMENT and LICENSEE will attempt in good faith to resolve any controversy or claim arising out of or relating to this License Agreement promptly by negotiations between senior executives or officers of the parties hereto who have authority to settle the controversy, including, but not limited to, any controversy or claim arising out of or relating to Section 7 of this License Agreement.
     13.2 The disputing party hereto shall give the other party written notice of the dispute. Within twenty (20) days after receipt of said notice, the receiving party shall submit to the other party a written response. The notice and response shall include (i) a statement of each party’s position and a summary of the evidence and arguments supporting its position; and (ii) the name and title of the representative who will represent that party. The representatives shall meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing party’s notice and thereafter as often as such representatives reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute.
     13.3 If the matter has not been resolved pursuant to Paragraphs 13.1 and 13.2 within sixty (60) days of the disputing party’s notice, or as the parties may otherwise agree in writing, or if any party hereto will not participate in such procedure, the controversy shall be settled by arbitration in accordance with American Arbitration Association rules and policies pursuant to which three arbitrators (the “Arbitrators”) shall be appointed, one by each party hereto and the third by the first two appointed Arbitrators. Judgment upon the award rendered by the Arbitrators may be entered by any court having jurisdiction thereof, or in a U.S. District Court, or in the courts of the State of

New York or the State of Missouri. The place of arbitration shall be the United States of America. The arbitration shall be conducted in the English language. Each party shall bear its own costs and expenses associated with any arbitration.
     13.3.1 In the event the controversy is related to a violation by LICENSEE of any of the confidentiality provisions of Paragraph 6.1, or any of the other provisions of this License Agreement, and TEXACO DEVELOPMENT is seeking termination of this License Agreement as part or all of the remedy for any such violation, the Arbitrators first shall determine whether LICENSEE has violated the applicable provision of this License Agreement, and, if so, the Arbitrators shall determine if the remedy sought by TEXACO DEVELOPMENT is the appropriate remedy by considering, among other things, the following:
a)	the nature and gravity of such violation;

b)	the nature, gravity and similarity of any previous violations by LICENSEE;

c)	the steps and/or procedures LICENSEE has implemented or plans to implement to prevent any future violations of the applicable provision;

d)	the impact of the remedy on each party; and

e)	the harm to TEXACO DEVELOPMENT caused by the violation.
Among other possible remedies, the Arbitrators shall have the authority to award TEXACO DEVELOPMENT double its actual damages in appropriate circumstances. In the event that the Arbitrators grant TEXACO DEVELOPMENT the right to terminate this License Agreement as a fair and appropriate remedy, then the Arbitrators shall grant to TEXACO DEVELOPMENT such right pursuant to a written opinion setting forth their reasons in support of such remedy. In that event, TEXACO DEVELOPMENT shall have the right, but not the obligation, to terminate this License Agreement and revoke all licenses, rights, privileges and authorizations of this License Agreement. The foregoing provisions of this Paragraph shall in no way be deemed to limit, restrict or otherwise modify any rights of TEXACO DEVELOPMENT under Paragraph 13.5.

     13.4 Neither TEXACO DEVELOPMENT, LICENSEE, any witness nor the Arbitrators may disclose the contents of any arbitration hereunder without the written consent of both the parties, unless and then only to the extent required to enforce the award, or as may be required by law, or as are normal and necessary for financial and tax reports and audits.
     13.5 If TEXACO DEVELOPMENT believes that LICENSEE is using TEXACO DEVELOPMENT’s Technical Information or any other data, trade secrets, technical information, know-how, or other proprietary information accessed hereunder by LICENSEE, unlawfully or is treating the same in a manner which could compromise its proprietary value, or if TEXACO DEVELOPMENT believes LICENSEE is not complying with Section 9 (Parties Bound) or Section 10 (Export Control Regulations), then TEXACO DEVELOPMENT shall be permitted to immediately submit the matter to arbitration under Paragraph 13.3. In such case, the parties hereto agree that the Arbitrators shall have full authority to immediately enjoin any further activity of LICENSEE upon a finding by the Arbitrators that LICENSEE is engaging in activity referred to in the immediately preceding sentence, and LICENSEE agrees that it will be fully bound by any injunction or restraining order issued by the Arbitrators respecting such activities. Such injunction or restraining orders shall become effective immediately and shall not have to be entered by any court to become effective and shall not preclude any award of monetary damages. Alternatively, if TEXACO DEVELOPMENT decides that a proper injunction could not be issued expeditiously enough through arbitration, the parties hereto agree that TEXACO DEVELOPMENT may go directly to the courts specified in Paragraph 13.3 to seek injunctive relief.
     13.6 The parties hereto agree and agree to use their best efforts to cause their respective Affiliates to seek to adopt Paragraph 13 of this Agreement in various additional agreements that are entered into with third parties and that relate to the subject matter of this Agreement.
     13.7 This Section 13 shall survive the termination or expiration of this License Agreement and remain in force so long as there remain outstanding rights or obligations of either party subject to arbitration.

14. ADDITIONAL AGREEMENTS
     14.1 In addition to this License Agreement, TEXACO DEVELOPMENT and LICENSEE have entered into a separate Process Information Package Letter Agreement dated March 6, 1997 for engineering services relating to the design basis and process design specification of the Plant. TEXACO DEVELOPMENT and LICENSEE shall enter into a mutually acceptable separate Guarantee Agreement which will cover certain performance guarantees of the process licensed hereunder. TEXACO DEVELOPMENT, or an Affiliate, and LICENSEE shall enter into the O & M Agreement with respect to the Plant.
     14.2 In the event LICENSEE considers modification of the Plant for the practice of the TGPS or if LICENSEE considers processing a feedstock other than, or in addition to, coal and/or petroleum coke or if LICENSEE considers making a Fundamental Modification to the Plant, then LICENSEE shall notify TEXACO DEVELOPMENT in writing and TEXACO DEVELOPMENT shall prepare, or arrange to prepare, the process information package relating to the design basis and process design specification for any of the aforementioned modifications or any preliminary studies relating thereto. The process information package contemplated under this Paragraph 14.2 or any preliminary studies shall be prepared under a separate agreement pursuant to a mutually acceptable scope of work and TEXACO DEVELOPMENT shall be compensated as follows:
     (i) for any preliminary studies and/or for the TGP portion of the process engineering package, TEXACO DEVELOPMENT shall perform such services at the most favorable rate it has performed similar services within the two (2) calendar years prior to the effective date of the preliminary study or process engineering package letter agreement in question, whichever appropriate; and
     (ii) for the THGP and/or TGPS portion of the process engineering package, TEXACO DEVELOPMENT shall perform such services for a fee that is mutually acceptable to LICENSEE and TEXACO DEVELOPMENT, which fee shall be determined through good faith negotiations between LICENSEE and TEXACO DEVELOPMENT. In the event the parties cannot reach mutual agreement, LICENSEE shall be free to have such services performed by a third party(ies)

provided such third party(ies) are acceptable to TEXACO DEVELOPMENT in writing. TEXACO DEVELOPMENT’s acceptance shall not be unreasonably withheld.
[***]
16. SEVERABILITY
     16.1 If any part, term, or provision of this License Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.
17. LAW GOVERNING
     17.1 THIS LICENSE AGREEMENT SHALL BE CONSTRUED AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF NEW YORK, WITHOUT RECOURSE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have respectively caused this instrument to be duly executed on the dates hereinafter indicated.

TEXACO DEVELOPMENT CORPORATION

By:	/s/ John M. Brady

Title:	Vice President
Date:	August 26, 1977

FARMLAND INDUSTRIES, INC.

By:	/s/ Robert W. Honse

Title:	Executive Vice President and
Chief Operating Officer
Date:	August 5, 1997

SCHEDULE I
DEFINITIONS
     The following terms shall be deemed to have the following meanings as used in this License Agreement of which this Schedule I is a part. The definitions set forth in this Schedule I shall not be construed to define or limit the scope of any patent claim.
     (a) “Affiliates” of a company designated herein shall mean all corporations (i) of which such designated company now or hereafter owns or controls, directly or indirectly, not less than fifty percent (50%) of the stock having the right to vote for directors thereof, or (ii) by which such designated company is owned or controlled, directly or indirectly by a parent corporation owning or controlling not less than fifty percent (50%) of the stock having the right to vote for directors thereof, or (iii) which are sister corporations owned or controlled directly or indirectly, by such parent corporation of such designated company, where such parent corporation owns or controls not less than fifty percent (50%) of the stock having the right to vote for directors thereof. For the purpose of this definition, the stock owned or controlled by a company shall be deemed to include all stock owned or controlled, directly or indirectly, by any other company of which it owns or controls not less than fifty percent (50%) of the stock having the right to vote for directors thereof. The foregoing shall include without limitation any organization not in corporate form such as a partnership if the designated company, directly or indirectly, has acquired a proprietary or equity interest, whether as a partner or otherwise, in such organization for not less than fifty percent (50%).
     (b) “Daily Average Output” shall mean the aggregate Output during any accounting period divided by the total number of days in such accounting period.
     (c) “Exchange Period” shall mean the period of time beginning with the first disclosure of TEXACO DEVELOPMENT’s Technical Information to LICENSEE pursuant to this License Agreement and ending with the expiration or termination of this License Agreement.

     (d) “Financial Closure” shall mean the time at which funds necessary to proceed with the construction of the Plant are advanced or are available to be advanced without any condition other than the request of the LICENSEE.
     (e) “Fundamental Modification” of the Plant shall have the meaning set forth in Paragraph l(d) of Schedule II.
     (f) “Gasification” shall have the meaning defined in definitions of this Schedule I for the Texaco Gasification Process.
     (g) “Gasifier Feed” shall mean the number of: short tons (each of 2,000 pounds) of moisture-free carbonaceous solids; barrels (equivalent) (each of 64 million BTU or higher heating value) of gaseous carbonaceous substances, and barrels (each of 42 gallons of 231 cubic inches measured at 60°F) of liquid carbonaceous substances, as appropriate, including byproduct streams, charged to the Gasification operations, measured and determined in accordance with methods, procedures and correction factors mutually acceptable to TEXACO DEVELOPMENT and LICENSEE.
     (h) “LICENSEE’s Technical Information” shall mean such, but only such, engineering, operating and technical data and operating information, specifications, documents and know-how pertaining to the design, construction, operation and maintenance of equipment for and the operation of the TGP, THGP, and/or TGPS for the production of Synthesis Gas and its use in the production of high purity hydrogen and/or electric power (and ancillary products), and which is in the possession of LICENSEE prior to the end of the Exchange Period, and which LICENSEE is free to disclose to others without obligation to account to a third party therefor.
     (i) “MSCF” shall mean One Thousand (1,000) Standard Cubic Feet at 60°F and at atmospheric pressure (29.92 inches of mercury absolute), measured and determined in accordance with methods, procedures and correction factors mutually acceptable to TEXACO DEVELOPMENT and LICENSEE.

     (j) “Operations and Maintenance Agreement” or “O & M Agreement” shall mean the agreement that shall be entered into between LICENSEE and an affiliate of TEXACO DEVELOPMENT setting forth the terms and conditions under which said affiliate will provide technical services and operate and maintain the Plant on LICENSEE’s behalf.
     (k) [***]
     (I) “Output” shall mean the number of MSCF of hydrogen plus carbon monoxide produced as the product of any Gasification operations conducted by LICENSEE.
     (m) “Patent Rights” shall mean all such, but only such, claims of Letters Patent of the United States and all countries foreign thereto, and transferable rights thereunder, as cover processes for, or apparatus designed for the practice of TGP, THGP, and/or TGPS and are based upon inventions made prior to the end of the Exchange Period and of which the designated party hereto has ownership or the power to grant licenses thereunder to others without obligation to account to a third party therefor.
     (n) “Plant” shall mean the THGP Plant described in Paragraph 3.1 of this License Agreement which, at LICENSEE’s option, may be modified for practice of TGPS in accordance with the terms of this License Agreement.
     (o) “Power Systems”, hereinafter “PS”, shall mean the system and parts thereof, including process(es) and equipment for the generation of electric power, such as gas turbine(s), steam turbine(s) and heat recovery steam generator(s) along with any supporting and peripheral equipment.

     (p) “Purification” shall mean the separation of the effluent gas from any process step following Gasification into high purity hydrogen for recovery and a reject gas mixture which may or may not be returned to the partial oxidation and/or shift conversion reaction zone(s).
     (q) “Shift Conversion” shall mean the reaction of Synthesis Gas with steam in a reaction zone to convert carbon monoxide into a raw gas mixture including carbon dioxide and hydrogen.
     (r) “Startup” of the Plant shall occur at the time the Plant has first produced Synthesis Gas for a continuous forty-eight (48) hour period and the first to occur of (i) the Plant having satisfied either of the Guaranteed Performance Standards under the Guarantee Agreement between the parties, of even date herewith, in a Guarantee Test run using the No. 1 Gasification Unit, as such terms are defined and used in said Guarantee Agreement, or (ii) one hundred eighty (180) days has elapsed from such forty-eight (48) hour period, or if LICENSEE is then pursuing the passage of the Guarantee Test for the No. 1 Gasification Unit, such later date upon which LICENSEE is no longer continuing such pursuit. In the event Synthesis Gas is produced for at least a continuous twenty-four (24) hour period, LICENSEE shall not be permitted to cease operating the Plant without a reasonable basis until Startup has occurred.
     (s) “Synthesis Gas” shall mean carbon monoxide and hydrogen produced by Gasification.
     (t) “TEXACO DEVELOPMENT’s Technical Information” shall mean such, but only such, engineering, operating and technical data and operating information, specifications, documents and know-how which, in TEXACO DEVELOPMENT’s sole opinion, is necessary for the design, construction, operation and maintenance of a facility for the practice of the TGP, THGP, and/or TGPS for the production of Synthesis Gas and its use in the production of high purity hydrogen and/or electric power (and ancillary products) (whichever appropriate) and which is in the possession or control of TEXACO DEVELOPMENT (including that obtained from its licensees) prior to the end of the Exchange Period, and which TEXACO DEVELOPMENT is free to disclose to others without obligation to account to a third party therefor.

     (u) “Texaco Gasification Power Systems” or “TGPS” shall mean the process licensed by TEXACO DEVELOPMENT where the TGP is used with PS including any means or methods for integrating and optimizing TGP and PS with any related removal and recovery of byproducts (such as sulfur) and air separation systems, and any modifications or improvements to any or all of the foregoing.
     (v) “Texaco Gasification Process” or “Gasification” or “TGP” shall mean the process licensed by TEXACO DEVELOPMENT and improvements therein producing carbon monoxide and hydrogen by partial oxidation of carbonaceous substances, including without limitation refining or chemical plant byproducts streams, using oxygen or an oxygen-containing gas and including, but without limiting the foregoing, any means or methods of (i) preparing such substances to the extent useful in such partial oxidation, (ii) introducing and reacting materials in a partial oxidation reaction zone; (iii) cooling the effluent of said reaction zone and recovering and conserving reaction heat; (iv) removing from said effluent materials which may or may not be returned to said reaction zone; and (v) treating by-product or waste discharges.
     (w) “Texaco Hydrogen Generation Process” or “THGP” shall mean the process licensed by TEXACO DEVELOPMENT for producing high purity hydrogen which combines the TGP with one or more of the following process steps: Shift Conversion, Purification as each is hereinafter defined, membrane separation, methanation, and/or acid gas removal including any means or methods for integrating said combination, and any modifications or improvements to any of the foregoing.

SCHEDULE II
ROYALTIES AND TERMS OF PAYMENT
     LICENSEE shall pay royalties and fees to TEXACO DEVELOPMENT or its nominee, in U.S. Dollars in immediately available funds in New York, as set forth below:
     1. (a) Subject to Paragraph 1(b) of this Schedule II, LICENSEE shall acquire paid-up capacity for the Plant based upon the designed capacity of the Plant set forth in Paragraph 3.1 of this License Agreement by making the following payments, the cumulative total of which shall be [***]:
         (i) Within forty-five (45) days of signing this License Agreement, LICENSEE will pay to TEXACO DEVELOPMENT [***] of the total lump-sum royalty for the designed Daily Average Output capacity of the Plant calculated as per the royalty schedule in Paragraph 2 of this Schedule II; and
        (ii) Within forty-five (45) days of Financial Closure or by June 30, 1998, whichever first occurs, LICENSEE will pay to TEXACO DEVELOPMENT [***] of the total lump-sum royalty for the designed Daily Average Output capacity of the Plant calculated as per the royalty schedule in Paragraph 2 of this Schedule II; and
        (iii) Within forty-five (45) days of Plant Start-up or December 31, 2002, whichever first occurs, LICENSEE will pay to TEXACO DEVELOPMENT [***] of the total lump-sum royalty for the designed Daily Average Output capacity of the Plant calculated as per the royalty schedule in Paragraph 2 of this Schedule II.

     (b) LICENSEE shall also pay TEXACO DEVELOPMENT, or its nominee, in immediately available funds in New York, the lesser of [***] of LICENSEE’s fee it has received for processing each ton of any imported refinery/chemical plant by-product feedstock or other imported by-product feeds processed in the Plant during each accounting period prescribed in Section 4.3 of this License Agreement; provided, however, that LICENSEE shall not be required to make such payments to TEXACO DEVELOPMENT until the aggregate amount of fees received by LICENSEE for processing such feedstock(s) equals the costs incurred by LICENSEE, if any, to modify the Plant to enable the Plant to process such feedstock(s). The obligations of this Paragraph l(b) shall remain ongoing and shall survive any termination or expiration of this License Agreement.
     (c) In the event LICENSEE is unable to achieve Financial Closure by June 30, 1998, LICENSEE shall be permitted to cancel this License Agreement by providing TEXACO DEVELOPMENT with ten (10) days written cancellation notice, and upon the expiration of ten (10) days from the time TEXACO DEVELOPMENT receives such notice, this License Agreement shall be deemed canceled and terminated; provided, however, that LICENSEE shall use all reasonable efforts to achieve Financial Closure and further provided that TEXACO DEVELOPMENT has actually received the payment set forth in Paragraph l(a)(i) of this Schedule II. Upon cancellation of this License Agreement, LICENSEE shall be relieved of its obligation for the remaining royalty payments set forth in Paragraphs l(a)(ii) and (iii) of this Schedule II, and this License Agreement shall be terminated.
     (d) LICENSEE shall be permitted to exceed the designed capacity of the Plant by up to [***] ( i.e., [***] MSCF) of Daily Average Output without having to pay TEXACO DEVELOPMENT any royalties for the [***] additional capacity provided that such additional capacity results from improved operations and does not result from a Fundamental Modification (as defined hereinbelow) of the Plant LICENSEE shall be required to make additional royalty payments in accordance with the royalty schedule of Paragraph 2 of this Schedule II in the event the Daily Average Output exceeds [***] MSCF. It is understood and agreed that a fundamental modification of the Plant shall mean (i) the simultaneous operation of more than one gasifier, (ii) the addition, modification or replacement of charge pump(s), feed injector(s), or gasifier(s) that increase the designed capacity by [***] or more, (iii) an increase in the capacity of the air separation unit by [***] or more from the capacity of the air separation unit at the time of Plant Start-up; and/or (iv) if the TGPS is practiced at the Plant (“Fundamental Modification”) In the event such additional capacity results from a Fundamental Modification, LICENSEE shall be required to make additional royalty payment in accordance with the royalty schedule in Paragraph 2 of this Schedule II. Furthermore, in the event LICENSEE does in fact produce more than Eighty-six Thousand (86,000) MSCF but less than [***] MSCF of Daily Average Output without a Fundamental Modification and then subsequently the Plant undergoes a Fundamental Modification, LICENSEE shall pay TEXACO DEVELOPMENT for all additional capacity beyond the designed capacity in accordance with the royalty schedule of Paragraph 2 of this Schedule II. After TEXACO DEVELOPMENT receives such payment, LICENSEE shall be entitled to further increase the Daily Average Output of the Plant by up to an additional [***] MSCF without any further cost to LICENSEE. Any additional capacity beyond this [***] MSCF shall be subject to the royalty fees in accordance with the royalty schedule of Paragraph 2 of Schedule II of this License Agreement.
      (e) [***]
      (f) [***]

[***]
          2.       Lump-sum (viz., paid-up) royalties shall be paid with respect to all Gasification operations conducted by LICENSEE in accordance with the following royalty schedule:
(a)	For the first 10,000 MSCF of Daily Average Output or any part thereof, the sum of [***]; and

For the next 15,000 MSCF of Daily Average Output, i.e., over 10,000 and up to and including 25,000 MSCF of Daily Average Output total, at the rate of [***] per MSCF of Daily average Output; and

For the next 175,000 MSCF of Daily Average Output, i.e., over 25,000 and up to and including 200,000 MSCF of Daily Average Output total, at the rate of [***] per MSCF of Daily Average Output; and

For all over 200,000 MSCF of Daily Average Output at the rate of [***] per MSCF of Daily Average Output, and

(b)	[***]

[***]
For the next 114,000 MSCF of Daily Average Output, i.e., over 86,000 and up to and including 200,000 MSCF of Daily Average output total, at the rate of [***] per MSCF of Daily Average Output; and
For all over 200,000 MSCF of Daily Average output at the rate of [***] per MSCF of Daily Average Output;
all in accordance with the payment provisions of this Schedule II.
          3.      At the time specified for the submission of accounting statements under Section 4.3 of this License Agreement, LICENSEE will also pay to TEXACO DEVELOPMENT or its nominee, in U.S. Dollars in immediately available funds in New York, the lump-sum royalties in accordance with the royalty rate schedule set forth in Paragraph 2 above and modified as provided in Paragraph 4 of this Schedule II required to purchase paid-up capacity for that part (if any) of the total Daily Average Output from all Gasification operations conducted by LICENSEE during the accounting period covered by said statement for which paid-up capacity shall not have been theretofore purchased by LICENSEE and, also, the fees specified in Paragraph 2 and modified as provided in Paragraph 4 of this Schedule II for all Gasification operations of LICENSEE during said accounting period.
          4.       (a)       All payments made pursuant to Paragraphs 1 and 3, may, at TEXACO DEVELOPMENT’s discretion, be modified by a factor in which the numerator is the average “Producer Price Index for Industrial Commodities” as published by the Bureau of Labor Statistics, U.S. Department of Labor (hereinafter called “BLS Index”) for the twelve-month period ending the thirty- first day of October preceding the first day of January of the year in which such payment becomes due and the denominator is the average of said BLS Index for the twelve-month period ending October 31,1996 (127.2). Such factor shall not apply to the payment set forth in Paragraph l(a)(iii) of this Schedule II, provided such amount is actually received by TEXACO DEVELOPMENT prior to December 31, 2000.
               (b)      If at any time during the term of the License Agreement publication of the BLS Index shall cease, another appropriate index published in the United States by the U.S. Government, or other organization generally recognized in the United States as authoritative on changes of equivalent or substantially equivalent commodity costs in the United States agreeable to both parties, shall be used.
          5.      If any payment hereunder, or part thereof, shall become due and remain unpaid for a period in excess of ten (10) days, LICENSEE agrees to pay to TEXACO DEVELOPMENT, in addition to the amount unpaid, interest on such amount at the rate of one percent (1%) per month for each month or portion thereof for the period beginning when such payment becomes due and until payment of such unpaid amount. Such interest shall be in addition to any other rights of TEXACO DEVELOPMENT arising as a result of LICENSEE’s failure to make such payment or part thereof within the time specified.

SCHEDULE IV
RELEASE
     The undersigned desires to have access to the gasification plant and related facilities (the “Plant”) of Farmland Industries, Inc. (“Farmland”) located near Coffeyville, Kansas. The undersigned acknowledges that the undersigned’s access to the Plant premises is for the sole purpose of participating in a guided tour of the Plant and in activities directly associated with such tour.
     The undersigned acknowledges that:
     (a)      the Plant is an industrial facility that produces synthesis gas from carbonaceous substances; and
     (b)      the Plant is located adjacent to other industrial facilities (the “Other Facilities”) including, without limitation, fertilizer production and storage facilities and a petroleum refinery; and
     (c)      the operation of the Plant and the Other Facilities involves chemical and other processes that are inherently dangerous; and
     (d)      the operation of the Plant and the Other Facilities involves toxic materials and materials under extremely high pressure and/or at extremely high temperatures, all of which being inherently dangerous; and
     (e)      being industrial facilities, the Plant and the Other Facilities, regardless of whether they currently are operating, are inherently dangerous; and
     (f)      the undersigned’s physical presence at, near or on the premises of the Plant and/or the Other Facilities INVOLVES THE RISK OF SIGNIFICANT PERSONAL INJURY AND/OR DEATH TO THE UNDERSIGNED.
     The undersigned agrees that in consideration of the undersigned receiving the above-described access to the Plant premises, THE UNDERSIGNED UNCONDITIONALLY ASSUMES ALL RISKS OF PERSONAL INJURY AND/OR DEATH TO THE UNDERSIGNED that may occur in connection with the undersigned’s physical presence at, near or on the premises of the Plant and/or the Other Facilities, whether during the undersigned’s above-described access to the Plant or at any time thereafter and regardless of the direct or indirect cause thereof (including, without limitation, the acts, omissions or negligence of Farmland or its directors, officers, employees, agents or representatives), and THE UNDERSIGNED DOES HEREBY RELEASE AND FOREVER DISCHARGE FARMLAND AND ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES from any and all claims, demands or actions in connection with or otherwise relating to any such personal injury or death to the undersigned.
     Also, the undersigned covenants never to make a claim or demand, or pursue any action, against Farmland or its directors, officers, employees, agents and representatives on account of any such personal injury or death to the undersigned.
     The undersigned acknowledges and agrees that the undersigned’s signing and delivery of this Release to Farmland is the free and voluntary act of the undersigned, that this Release is a legally binding document, and that this Release shall be binding on the undersigned and the undersigned’s heirs and personal representatives.

Date:

Print Name:

SCHEDULE III
NON-EXHAUSTIVE LIST OF TEXACO U.S. PATENTS

PATENT NO.	DATE OF ISSUE	TITLE
4,261,167	04/14/81	PROCESS FOR THE GENERATION OF POWER FROM SOLID CARBONACEOUS FUELS

4,298,452	11/03/81	COAL LIQUEFACTION

4,351,645	09/28/82	PARTIAL OXIDATION BURNER APARATUS

4,371,378	02/01/83	SWIRL BURNER FOR PARTIAL OXIDATION PROCESS

4,377,132	03/22/83	SYNTHESIS GAS COOLER AND WASTE HEAT BOILER

4,385,906	05/31/83	START-UP METHOD FOR A GASIFICATION REACTOR

4,390,347	06/28/83	TRIM CONTROL PROC. FOR PARTIAL OX. GAS GENERATOR

4,390,348	06/28/83	TRIM CONTROL PROC. FOR PARTIAL OX. GAS GENERATOR

4,411,670	10/25/83	PROD. OF SYNTHESIS GAS FROM HEAVY HYDROCARBON FUELS CONTAINING HIGH METAL CONCENTRATIONS

4,411,817	10/25/83	PRODUCTION OF SYNTHESIS GAS

4,443,228	04/17/84	PARTIAL OXIDATION BURNER

4,462,928	07/31/84	PARTIAL OX. OF HEAVY REFINERY FRACTIONS

4,466,810	08/21/84	PARTIAL OXIDATION PROCESS

4,468,376	08/28/84	DISPOSAL PROC. FOR HALOGENATED ORGANIC MATERIAL

4,474,581	10/02/84	TRIM CONTROL SYSTEM FOR PARTIAL OXIDATION GAS GENERATOR

4,474,582	10/02/84	TRIM CONTROL SYSTEM FOR PARTIAL OXIDATION GAS GENERATOR

4,479,810	10/30/84	PARTIAL OXIDATION SYSTEM

4,483,690	11/20/84	APPARATUS FOR PROD. OF SYNTHESIS GAS FROM HEAVY HYDROCARBON FUELS CONTG. HIGH METAL CONCENTRATIONS

4,490,156	12/25/84	PARTIAL OXIDATION SYSTEM

4,491,456	01/01/85	PARTIAL OXIDATION PROCESS

4,510,057	04/09/85	ROTATING DISK BIOTREATMENT OF SYNGAS WASTE WATER

4,525,176	06/25/85	PREHEATING AND DESLAGGING A GASIFIER

4,533,363	08/06/85	PRODUCTION OF SYNTHESIS GAS

4,545,330	10/08/85	SELF-CLEANING LINER

4,559,061	12/17/85	MEANS FOR SYNTHESIS GAS GENERATION WITH CONTROL OF RATIO STEAM TO DRY GAS

PATENT NO.	DATE OF ISSUE	TITLE
4,581,899	04/15/86	SYNTHESIS GAS GENERATION WITH PREVENTION OF DEPOSIT FORMATION IN EXIT LINES

4,590,326	05/20/86	MULTI-ELEMENT THERMOCOUPLE

4,597,773	07/01/86	PROC. FOR PARTIAL OX. OF HYDROCARBONACEOUS FUEL AND RECOVERY OF WATER FROM DISPERSIONS OF SOOT

4,605,423	08/12/86	APPARATUS FOR GENERATING AND COOLING SYNTHESIS GAS

4,624,683	11/25/86	QUENCH RING AND DIP TUBE COMBINATION WITH IMPROVEMENT

4,637,823	01/20/87	HIGH TEMPERATURE FURNACE

4,639,312	01/27/87	FILTER PRESS FLOW CONTROL SYSTEM FOR DEWATERING SLUDGE

4,647,294	03/03/87	PARTIAL OXIDATION APPARATUS

4,655,792	04/07/87	PARTIAL OXIDATION PROCESS

4,657,698	04/14/87	PARTIAL OXIDATION PROCESS

4,666,463	05/19/87	CONTROLLING TEMPERATURE OF BURNERS

4,668,428	05/26/87	PARTIAL OX. OF PETROLEUM COKE AND/OR HEAVY LIQUID FUEL

4,668,429	05/26/87	PARTIAL OX. OF PETROLEUM COKE AND/OR HEAVY LIQUID FUEL

4,704,137	11/03/87	UPGRADING WATER FOR COOLING AND CLEANING

4,705,536	11/10/87	PARTIAL OXIDATION PROCESS

4,705,542	11/10/87	PRODUCTION OF SYNTHESIS GAS

4,743,194	05/10/88	COOLING SYSTEM FOR GASIFIER BURNER

4,749,381	06/07/88	STABLE SLURRIES OF SOLID CARBONACEOUS FUEL AND WATER

4,776,705	10/11/88	THERMOCOUPLE FOR USE IN HOSTILE ENVIRONMENT

4,776,860	10/11/88	HIGH TEMPERATURE DESULFURIZATION OF SYNTHESIS GAS

4,778,483	10/18/88	GASIFICATION REACTOR WITH INTERNAL GAS BAFFLING AND LIQUID COLLECTOR

4,778,485	10/18/88	POX PROCESS WITH HIGH TEMPERATURE DESULFURIZATION OF SYNGAS

4,781,731	11/01/88	INTEGRATED METHOD OF CHARGE FUEL PRETREATMENT AND TAIL GAS SULFUR REMOVAL

4,784,670	11/15/88	PARTIAL OXIDATION PROCESS

4,788,003	11/29/88	PARTIAL OXIDATION OF ASH-CONTAINING LIQUID HYDROCARBONACEOUS AND SOLID CARBONACEOUS FUELS

4,801,306	01/31/89	QUENCH RING FOR A GASIFIER

PATENT NO.	DATE OF ISSUE	TITLE
4,826,627	05/02/89	PARTIAL OXIDATION PROCESS

4,828,578	05/09/89	INTERNALLY CHANNELLED GASIFIER QUENCH RING

4,828,579	05/09/89	THERMALLY INSULATED QUENCH RING FOR A GASIFIER

4,828,580	05/09/89	QUENCH RING INSULATING COLLAR

4,857,229	08/15/89	PARTIAL OX. OF SULFUR, NICKEL AND VANADIUM-CONTG. FUELS

4,876,031	10/24/89	PARTIAL OXIDATION PROCESS

4,876,987	10/31/89	SYNTHETIC GAS COOLER WITH THERMAL PROTECTION

4,880,439	11/14/89	HIGH TEMPERATURE DESULFURIZATION OF SYNTHESIS GAS

4,889,657	12/26/89	PARTIAL OXIDATION PROCESS

4,889,658	12/26/89	PARTIAL OXIDATION PROCESS

4,891,950	01/09/90	CONTROL SYSTEM AND METHOD FOR A SYNTHESIS GAS PROCESS

4,909,958	03/20/90	PREVENTION OF FORMATION OF NICKEL SUBSULFIDE IN PARTIAL OX. OF HEAVY LIQUID AND/OR SOLID FUELS

4,936,376	06/26/90	SYNTHETIC GAS COOLER WITH THERMAL PROTECTION

4,948,387	08/14/90	SYNTHESIS GAS BARRIER AND REFRACTORY SUPPORT

4,957,544	09/18/90	PARTIAL OXIDATION PROCESS INCL. THE CONCENTRATION OF V/NI IN SLAG PHASE

4,983,296	01/08/91	PARTIAL OXIDATION OF SEWAGE SLUDGE

4,992,081	02/12/91	REACTOR DIP TUBE COOLING SYSTEM

5,000,580	03/19/91	APP. & METH. FOR MEAS. TEMP. INSIDE PROC. VESSELS CONTG. A HOSTILE ENV.

5,005,986	04/09/91	SLAG RESISTANT THERMOCOUPLE SHEATH

5,087,271	02/11/92	PARTIAL OXIDATION PROCESS

5,152,975	10/06/92	PROCESS FOR PRODUCING HIGH PURITY H2

5,152,976	10/06/92	PROCESS FOR PRODUCING HIGH PURITY H2

5,188,741	02/23/93	TREATMENT OF SEWAGE SLUDGE

5,211,723	05/18/93	PROCESS FOR REACTING PUMPABLE HIGH SOLIDS SEWAGE SLUDGE SLURRY

5,211,724	05/18/93	PARTIAL OXIDATION OF SEWAGE SLUDGE

5,233,943	08/10/93	SYNTHETIC GAS RADIANT COOLER WITH INTERNAL QUENCHING AND PURGING FACILITIES

5,234,468	08/10/93	PROCESS FOR UTILIZING A PUMPABLE FUEL FROM HIGHLY DEWATERED SEWAGE SLUDGE

5,234,469	08/10/93	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

PATENT NO.	DATE OF ISSUE	TITLE
5,250,083	10/05/93	PROCESS FOR PRODUCTION OF DESULFURIZED SYNTHESIS GAS

5,251,433	10/12/93	POWER GENERATION PROCESS

5,261,602	11/16/93	PARTIAL OXIDATION PROCESS AND BURNER WITH POROUS TIP

5,265,635	11/30/93	CONTROL MEANS AND METHOD FOR CONTROLLING FEED GASES

5,295,350	03/22/94	COMBINED POWER CYCLE WITH LIQUEFIED NATURAL GAS (LNG) AND SYNTHESIS OR FUEL GAS

5,319,924	06/14/94	PARTIAL OXIDATION POWER SYSTEM

5,324,336	06/28/94	PARTIAL OXIDATION OF LOW RANK COALS AND RESIDUAL OIL

5,345,756	09/13/94	PARTIAL OXIDATION PROCESS WITH PRODUCTION OF POWER

5,358,696	10/25/94	PRODUCTION OF H2-RICH GAS

5,364,996	11/15/94	PARTIAL OXIDATION OF SCRAP RUBBER TIRES AND USED MOTOR OIL

5,394,686	03/07/95	COMBINED POWER CYCLE WITH LIQUEFIED NATURAL GAS (LNG) AND SYNTHESIS OR FUEL GAS

5,401,282	03/28/95	PARTIAL OXIDATION PROCESS FOR PRODUCING A STREAM OF HOT PURIFIED GAS

5,403,366	04/04/95	PARTIAL OXIDATION PROCESS FOR PRODUCING A STREAM OF HOT PURIFIED GAS

5,415,673	05/16/95	ENERGY EFFICIENT FILTRATION OF SYNGAS COOLING AND SRUBBING WATER

5,423,992	06/08/95	CHEMICALLY DISINFECTED SEWAGE SLUDGE-CONTAINING MATERIALS

5,423,894	06/13/95	PARTIAL OXIDATION OF LOW-RANK COALS

5,441,990	08/15/95	CLEANED H2-ENRICHED SYNGAS MADE USING WATER-GAS SHIFT REACTION

5,445,669	08/29/95	PARTIAL OXIDATION OF PRODUCTS OF LIQUEFACTION OF PLASTIC MATERIALS

5,496,859	03/05/96	GASIFICATION PROCESS COMBINED WITH STEAM METHANE REFORMING TO PRODUCE SYNGAS SUITABLE FOR METHANOL PRODUCTION

5,515,794	05/14/96	PARTIAL OXIDATION PROCESS BURNER WITH RECESSED TIP AND GAS BLASTING

5,534,040	07/09/96	PARTIAL OXIDATION OF PARTIALLY LIQUIFIED PLASTIC MATERIALS

5,554,202	09/10/96	GASIFIER MONITORING APPARATUSGASIFIER MONITORING APPARATUS

5,578,094	11/26/96	VANADIUM ADDITION TO PETROLEUM COKE SLURRIES TO FACILITATE DESSLAGGING FOR CONTROLLED OXIDATION

PATENT NO.	DATE OF ISSUE	TITLE
4,218,423	08/19/80	QUENCH RING AND DIP TUBE ASSEMBLY FOR A REACTOR VESSEL

4,247,302	01/27/81	PROCESS FOR GASIFICATION AND PRODUCTION BY-PRODUCT SUPERHEATED STEAM

4,248,604	02/03/81	GASIFICATION PROCESS

4,251,228	02/17/81	PRODUCTION OF CLEANED AND COOLED SYNTHESIS GAS

4,252,539	02/24/81	SOLID FUEL COMPOSITION

4,255,278	03/10/81	PARTIAL OXIDATION PROCESS WITH RECOVERY OF UNCOVERTED SOLID FUEL FROM SUSPENSION IN WATER

4,261,167	04/14/81	PROCESS FOR THE GENERATION OF POWER FROM CARBONACEOUS FUELS WITH MINIMAL ATMOSPHERIC POLLUTION

4,265,407	05/05/81	METH. OF PRODUCING A COAL-WATER SLURRY OF PREDETERMINED CONSISTENCY

4,277,365	07/07/81	PRODUCTION OF REDUCING GAS

4,279,622	07/21/81	GAS-GAS QUENCH COOLING AND SOLIDS SEPARATION PROCESS

4,289,502	09/15/81	APPARATUS FOR THE PROD. OF CLEANED AND COOLED SYNTHESIS GAS

4,304,571	12/08/81	COAL BENEFICIATION

4,304,572	12/08/81	PRODUCTION OF SOLID FUEL-WATER SLURRIES

4,312,637	01/26/82	SLAG OUTLET FOR GASIFICATION GENERATOR

4,324,563	04/13/82	GASIFIC. APPARATUS WITH MEANS FOR COOLING AND SEPARATING SOLIDS WITH PRODUCT GAS

4,326,856	04/27/82	PRODUCTION OF CLEANED AND COOLED SYNTHESIS GAS

4,326,948	04/27/82	LIQUEFACTION AND GASIFICATION OF LOW RANK COALS

4,328,006	05/04/82	APP. FOR THE PROD. OF CLEANED AND COOLED SYNGAS

4,328,008	05/04/82	METHOD FOR THE PRODUCTION OF CLEANED AND COOLED SYNTHESIS GAS

4,351,645	09/28/82	PARTIAL OXIDATION BURNER APPARATUS

4,364,744	12/21/82	BURNER FOR THE PARTIAL OX. OF SLURRIES OF SOLID CARBONACEOUS FUELS

4,371,378	02/01/83	SWIRL BURNER FOR PARTIAL OX. PROCESS

4,377,132	03/22/83	SYNTHESIS GAS COOLER AND WASTE HEAT BOILER

4,377,394	03/22/83	APP. FOR THE PROD. OF CLEANED AND COOLED SYNGAS

4,385,906	05/31/83	START-UP METHOD FOR A GASIFICATION REACTOR

PATENT NO.	DATE OF ISSUE	TITLE
4,386,941	06/07/83	PROC. FOR THE PARTIAL OX. OF SLURRIES OF SOLID CARBONACEOUS FUEL

4,390,347	06/28/83	TRIM CONTROL PROCESS FOR PARTIAL OX. GAS GENERATOR

4,390,348	06/28/83	TRIM CONTROL PROCESS FOR PARTIAL OX. GAS GENERATOR

4,390,957	06/28/83	COAL SLURRY MONITOR MEANS AND METHOD

4,411,533	10/25/83	SYSTEM FOR MEASURING TEMPERATURE OF HOT GASES LADEN WITH ENTRAINED SOLIDS

4,411,670	10/25/83	PROD. OF SYNTHESIS GAS FROM HEAVY HYDROCARBON FUELS CONTG. HIGH METAL CONCENTRATIONS

4,411,817	10/25/83	PRODUCTION OF SYNTHESIS GAS

4,436,530	03/13/84	PROC. FOR GASIFYING SOLID CARBON CONTG. MATERIALS

4,436,531	03/13/84	COAL. GASIFICATION: PROMOTING THE REACTION OF CARBON IN THE EFFLUENT

4,443,228	04/17/84	PARTIAL OXIDATION BURNER

4,443,230	04/17/84	PARTIAL OX. PROCESS FOR SLURRIES OF SOLID FUEL

4,445,444	05/01/84	BURNER FOR COMBUSTING OXYGEN-COAL MIXTURE

4,465,496	08/14/84	REMOVAL OF SOUR WATER FROM COAL GASIFICATION SLAG

4,466,808	08/21/84	METH. OF COOLING PRODUCT GASES OF INCOMPLETE COMBUSTION CONTAINING ASH AND CHAR WHICH PASS THROUGH A VISCOUS STICKY PHASE

4,466,810	08/21/84	PARTIAL OXIDATION PROCESS

4,468,376	08/28/84	DISPOSAL PROC. FOR HALOGENATED ORGANIC MATERIAL

4,474,581	10/02/84	TRIM CONTROL SYSTEM FOR PARTIAL OX. GAS GENERATOR

4,474,582	10/02/84	TRIM CONTROL SYSTEM FOR PARTIAL OX. GAS GENERATOR

4,479,810	10/30/84	PARTIAL OXIDATION SYSTEM

4,483,690	11/20/84	APPARATUS FOR PROD. OF SYNTHESIS GAS FROM HEAVY HYDROCARBON FUELS CONTG. HIGH METAL CONCENTRATIONS

4,490,156	12/25/84	PARTIAL OXIDATION SYSTEM

4,491,456	01/01/85	PARTIAL OXIDATION PROCESS

4,510,057	04/09/85	ROTATING DISK BIOTREATMENT OF SYNGAS WASTE WATER

4,525,175	06/25/85	BURNER FOR PARTIAL OXIDATION PROCESS FOR SLURRIES

4,525,176	06/25/85	PREHEATING AND DESLAGGING A GASIFIER

4,526,676	07/02/85	INTEGRATED H-OIL PROCESS INCLUDING RECOVERY AND TREATMENT OF VENT AND PURGE GAS STREAMS AND SOOT NAPHTHA STREAM

PATENT NO.	DATE OF ISSUE	TITLE

4,533,363	08/06/85	PRODUCTION OF SYNTHESIS GAS

4,545,330	10/08/85	SELF-CLEANING LINER

4,559,061	12/17/85	MEANS FOR SYNTHESIS GAS GENERATION WITH CONTROL OF RATIO OF STEAM TO DRY GAS

4,581,899	04/15/86	SYNTHESIS GAS GENERATION WITH PREVENTION OF DEPOSIT FORMATION IN EXIT LINES

4,590,326	05/20/86	MULTI-ELEMENT THERMOCOUPLE

4,597,773	07/01/86	PROCESS FOR PARTIAL OXIDATION OF HYDROCARBONACEOUS FUEL AND RECOVERY OF WATER FROM DISPERSIONS OF SOOT AND WATER

4,605,423	08/12/86	APPARATUS FOR GENERATING AND COOLING SYNTHESIS GAS

4,624,683	11/25/86	QUENCH RING AND DIP TUBE COMBINATION WITH IMPROVEMENT

4,637,823	01/20/87	HIGH TEMPERATURE FURNACE

4,639,312	01/27/87	FILTER PRESS FLOW CONTROL SYSTEM FOR DEWATERING SLUDGE

4,647,294	03/03/87	PARTIAL OXIDATION APPARATUS

4,650,497	03/17/87	QUENCH CHAMBER FOR HIGH PRESSURE

4,655,792	04/07/87	PARTIAL OXIDATION PROCESS

4,657,698	04/14/87	PARTIAL OXIDATION PROCESS

4,666,462	05/19/87	CONTROL PROCESS FOR SOLID FUELS

4,666,463	05/19/87	CONTROLLING TEMPERATURE OF BURNERS

4,668,428	05/26/87	PARTIAL OX. OF PETROLEUM COKE AND/OR HEAVY LIQUID FUEL

4,668,429	05/26/87	PARTIAL OX. OF PETROLEUM COKE AND/OR HEAVY LIQUID FUEL

4,671,803	06/09/87	SYNGAS FREE FROM VOLATILE METAL HYDRIDES

4,676,805	06/30/87	PROCESS FOR OPERATING GAS GENERATOR

4,704,137	11/03/87	UPGRADING WATER FOR COOLING AND CLEANING PARTIAL OX. PROCESS

4,705,536	11/10/87	PARTIAL OXIDATION PROCESS

4,705,542	11/10/87	PRODUCTION OF SYNTHESIS GAS

4,743,194	05/10/88	COOLING SYSTEM FOR GASIFIER BURNER

4,749,381	06/07/88	STABLE SLURRIES OF CARBONACEOUS FUEL AND WATER

4,774,021	09/27/88	PARTIAL OX. OF SULFUR-CONTG. SOLID FUEL

4,776,860	10/11/88	HIGH-TEMPERATURE DESULFURIZATION OF SYNGAS

PATENT NO.	DATE OF ISSUE	TITLE
4,778,483	10/18/88	QUENCH CHAMBER WITH TROUGH AT BOTTOM OF BAFFLE

4,778,485	10/18/88	PARTIAL OXIDATION WITH SECOND STAGE ADDITION OF ADDITIVE

4,781,731	11/01/88	INTEGRATED METHOD OF CHARGE FUEL PRETREATMENT AND TAIL GAS SULFUR REMOVAL IN A PARTIAL OXIDATION PROCESS

4,784,670	11/15/88	PARTIAL OXIDATION PROCESS

4,788,003	11/29/88	PARTIAL OXIDATION OF ASH-CONTAINING LIQUID HYDROCARBONACEOUS AND SOLID CARBONACEIOUS FUELS

4,801,306	01/31/89	QUENCH RING FOR GASIFIER

4,826,627	05/02/89	PARTIAL OXIDATION PROCESS

4,828,578	05/09/89	INTERNALLY CHANNELLED GASIFIER QUENCH RING

4,828,579	05/09/89	THERMALLY INSULATED QUENCH RING FOR A GASIFIER

4,828,580	05/09/89	QUENCH RING INSULATING COLLAR

4,857,229	08/15/89	PARTIAL OX. OF SULFUR, NICKEL AND VANADIUM-CONTG. FUELS

4,863,489	09/05/89	PROD. OF DEMERCURIZED SYNTHESIS GAS

4,875,906	10/24/89	PARTIAL OX. OF LOW HEATING VALUE WASTE PETROLEUM PRODUCTS

4,876,031	10/24/89	PARTIAL OXIDATION PROCESS

4,876,987	10/31/89	SYNTHETIC GAS COOLER WITH THERMAL PROTECTION

4,880,439	11/14/89	HIGH TEMPERATURE DESULFURIZATION OF SYNTHESIS GAS

4,889,657	12/26/89	PARTIAL OXIDATION PROCESS

4,889,658	12/26/89	PARTIAL OXIDATION PROCESS

4,889,699	12/26/89	PARTIAL OXIDATION PROCESS

4,904,277	02/27/90	REHYDRATING INHIBITORS FOR PREPARATION OF HIGH-SOLIDS CONCENTRATION LOW RANK COAL SLURRIES

4,909,958	03/20/90	PREVENTION OF FORMATION OF NICKEL SUBSULFIDE IN PARTIAL OX. OF HEAVY LIQUID AND/OR SOLID FUELS

4,919,688	04/24/90	GASIFIER WITH GAS SCROURED THROAT

4,936,376	06/26/90	SYNTHETIC GAS COOLER WITH THERMAL PROCTECTION

4,946,476	08/07/90	PARTIAL OX. OF BITUMINOUS COAL

4,948,387	08/14/90	SYNTHESIS GAS BARRIER AND REFRACTORY SUPPORT

4,957,544	09/18/90	PARTIAL OX. PROCESS INCLUDING THE CONCENTRATION OF V/NI IN SLAG PHASE

4,983,296	01/08/91	PARTIAL OXIDATION OF SEWAGE SLUDGE

PATENT NO.	DATE OF ISSUE	TITLE
4,992,081	02/12/91	REACTOR DIP TUBE COOLING SYSTEM

5,000,580	03/19/91	APPARATUS AND METHOD FOR MEASURING TEMPERATURES INSIDE PROCESS VESSELS CONTG. A HOSTILE ENVIRONMENT

5,005,986	04/09/91	SLAG RESISTANT THERMOCOUPLE SHEATH

5,087,271	02/11/92	PARTIAL OXIDATION PROCESS

5,183,478	02/02/93	PROCESS AND APPARATUS FOR DEWATERING QUENCHED SLAG

5,188,739	02/23/93	DISPOSAL OF SEWAGE SLUDGE

5,188,740	02/23/93	PUMPABLE FUEL SLURRY OF SEWAGE SLUDGE & LOW GRADE SOLIDS CARBONACEOUS FUELS

5,188,741	02/23/93	TREATMENT OF SEWAGE SLUDGE

5,211,723	05/18/93	PROCESS FOR REACTING PUMPABLE HIGH SOLIDS SEWAGE SLUDGE SLURRY

5,211,724	05/18/93	PARTIAL OXIDATION OF SEWAGE SLUDGE

5,217,625	06/08/93	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

5,230,211	07/27/93	PARTIAL OXIDATION OF SEWAGE SLUDGE

5,233,943	08/10/93	SYNTHETIC GAS RADIANT COOLER WITH INTERNAL QUENCHING AND PURGING FACILITIES

5,234,469	08/10/93	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

5,250,083	10/05/93	PROCESS FOR PRODUCTION OF DESULFURIZED SYNTHESIS GAS

5,251,433	10/12/93	POWER GENERATION PROCESS

5,261,602	11/16/93	PARTIAL OXIDATION PROCESS AND BURNER WITH POROUS TIP

5,264,009	11/23/93	PROCESSING OF SEWAGE SLUDGE FOR USE AS A FUEL

5,266,085	11/30/93	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

5,273,556	12/28/93	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

5,281,243	01/25/94	TEMPERATURE MONITORING BURNER MEANS AND METHOD

5,292,442	03/08/94	PROCESS FOR DISPOSING OF SEWAGE SLUDGE

5,295,350	03/22/94	COMBINED POWER CYCLE WITH LIQUEFIED NATURAL GAS (LNG) AND SYNTHESIS OR FUEL GAS

5,319,924	06/14/94	PARTIAL OXIDATION POWER SYSTEM

5,324,336	06/28/94	PARTIAL OXIDATION OF LOW RANK COALS

5,338,489	08/16/94	DESLAGGING GASIFIERS BY CONTROLLED HEAT AND DERIVATIZATION

5,345,756	09/13/94	PARTIAL OXIDATION PROCESS WITH PRODUCTION OF POWER

5,356,540	10/18/94	PUMPABLE OXIDATION PROCESS WITH PRODUCTION OF POWER

PATENT NO.	DATE OF ISSUE	TITLE
5,358,696	10/25/94	PRODUCTION OF H2 RICH GAS

5,394,686	03/07/95	COMBINED POWER CYCLE WITH LIQUEFIED NATURAL GAS (LNG) AND SYNTHESIS OR FUEL GAS

5,401,282	03/28/95	PARTIAL OXIDATION PROCESS FOR PRODUCING A STREAM OF HOT PURIFIED GAS

5,403,366	04/04/95	PARTIAL OXIDATION PROCESS FOR PRODUCING A STREAM OF HOT PURIFIED GAS

5,415,673	05/16/95	ENERGY EFFICIENT FILTRATION OF SYNGAS COOLING AND SCRUBBING WATER

5,423,992	06/08/95	CHEMICALLY DISINFECTED SEWAGE SLUDGE-CONTAINING MATERIALS

5,423,894	06/13/95	PARTIAL OXIDATION OF LOW-RANK COALS

5,441,990	08/15/95	CLEANED, H2-ENRICHED SYNGAS MADE USING WATER-GAS SHIFT REACTION

5,464,592	11/07/95	GASIFIER THROAT

5,464,503	11/07/95	TIRE LIQUEFYING PROCESS REACTOR DISCHARGE SYSTEM AND METHOD

5,484,554	01/16/96	OXIDANT INJECTION FOR IMPROVED CONTROLLED OXIDATION

5,498,827	03/12/96	HYDROTHERMAL TREATMENT AND PARTIAL OXIDATION OF PALSTIC MATERIALS

5,515,794	05/14/96	PARTIAL OXIDATION PROCESS BURNER WITH RECESSED TIP AND GAS BLASTING

5,534,040	07/09/96	PARTIAL OXIDATION OF PARTIALLY LIQUIFIED PLASTIC MATERIALS

5,545,238	08/13/96	METHOD OF MONITORING SLAG REMOVAL DURING CONTROLLED OXIDATION OF PARTIAL OXIDATION REACTOR

5,554,202	09/10/96	GASIFIER MONITORING APPARATUS

5,566,891	10/22/96	METHOD FOR GRINDING HOT MATERIAL AND RECOVERING GASES ENITTED THEREFROM

5,578,094	11/26/96	VANADIUM ADDITION TO PETROLEUM COKE SLURRIES TO FACILITATE DESLAGGING FOR CONTROLLED OXIDATION

AMENDMENT AGREEMENT
     THIS AMENDMENT AGREEMENT, made and entered into this 11th day of December, 1997, by and between TEXACO DEVELOPMENT CORPORATION (“TEXACO DEVELOPMENT”) and FARMLAND INDUSTRIES, INC. (“LICENSEE”).
     WHEREAS, the parties entered into a License Agreement, dated as of May 30, 1997 (the “License Agreement”) and now desire to amend the License Agreement to provide for certain “at risk” elements to the payment of a portion of the royalty fees payable thereunder;
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     I. All initial capitalized terms used herein shall have the meaning given them in the License Agreement.
     II. Paragraph 1(a) of Schedule II to the License Agreement is hereby amended to read in its entirety as follows:
         1. (a)(i) The parties acknowledge that LICENSEE has paid to Texaco Development the [***] royalty payment anticipated in
Section 1(a)(i) of this Schedule II;
             (ii) Within forty-five (45) days of Financial Closure or by June 30, 1998, whichever first occurs, LICENSEE will pay TEXACO DEVELOPMENT a royalty payment of [***];
             (iii) LICENSEE will pay TEXACO DEVELOPMENT running royalty payments, contingent on production of Synthesis Gas by the Plant, as follows:
             (1) The maximum aggregate of the payments required under this clause (iii)(1) shall be [***];
             (2) as to any accounting period (as defined in Section 4.3 of the License Agreement), other than an accounting period that is less than a full six calendar months, (x) if the Daily Average Output for such accounting period is more than [***] MSCF, then [***] shall be required to be paid with respect to such accounting period, (y) if the Daily Average Output for such accounting period is less than [***] MSCF, then no amount shall be required to be paid with respect to such accounting period, and (z) if the Daily Average Output for such accounting period is from [***] MSCF, then an amount equal to [***], times a fraction, the numerator of which is such Daily Average Output for such accounting period minus [***], and the denominator of which is [***], shall be required to be paid with respect to such accounting period; and
             (3) Payments required under this clause (iii) shall accompany the annual statement required under Section 4.3 of the License Agreement.
             (iv) The balance of the royalty payments shall be paid, at LICENSEE’s election, either (A) within forty-five (45) days of Plant Start-up or December 31, 2002, whichever first occurs, a lump sum royalty of [***], or (B) running royalty payments, contingent on the production of Synthesis Gas by the Plant, as follows:
             (1) the maximum aggregate of the payments required to be paid under this clause (iv)(B) shall be [***];
             (2) as to any accounting period, other than an accounting period that is less than a six full calendar months, (x) if the Daily Average Output for such accounting period is more than [***] MSCF, then [***] shall be required to be paid with respect to such accounting period, (y) if the Daily Average Output for such accounting period is less than [***] MSCF, then no amount shall be required to be paid with respect to such accounting period, and (z) if the Daily Average Output for such accounting period is from [***] MSCF, to and including [***] MSCF, then an amount equal to [***] times a fraction, the numerator of which is such Daily Average Output for such accounting period minus [***], and the denominator of which is [***], shall be required to be paid with respect to such accounting period; and
             (3) Payments required under this clause (iv)(B) shall accompany the annual statement required under Section 4.3 of the License Agreement.
Upon payment to Texaco Development by LICENSEE of [***] under the above clause (ii), the [***] under the above clause (iii) and either the [***] under the above clause (iii)(A) or the [***] under the above clause (iv)(B), all royalties for the designed Daily Average Output of the Plant calculated per the royalty schedule in Paragraph 2 of this Schedule II shall be fully paid.
     III. Paragraph  2 of Schedule II to the License Agreement is hereby amended to read in its entirety as follows:
         2. Royalties shall be paid with respect to all Gasification operations conducted by LICENSEE in accordance with the following royalty schedule:
             (a) For the first 86,000 MSCF of Daily Average Output or any part thereof, the royalties provided in Paragraph 1(a) of this Schedule II;
             For the next 114,000 MSCF of Daily Average Output (i.e., over 86,000) and up to and including 200,000 MSCF of Daily Average Output total, lump-sum royalties at the rate of [***] per MSCF of Daily Average Output; and
             For all over 200,000 MSCF of Daily Average Output lump-sum royalties at the rate of [***] per MSCF of Daily Average Output; and
             [***]
             For the next 114,000 MSCF of Daily Average Output, i.e., over 86,000 and up to and including 200,000 MSCF of Daily Average Output total, lump-sum royalties at the rate of [***] per MSCF of Daily Average Output; and
             For all over 200,000 MSCF of Daily Average Output lump-sum royalties at the rate of [***] per MSCF of Daily Average Output;
all in accordance with the payment provisions of this Schedule II.
     IV. The last sentence of paragraph 4(a) of Schedule II to the License Agreement is hereby amended to read in its entirety as follows:
     “Such factor shall not apply to (a) any running royalty payments to be made under paragraph 1(a)(iii) or paragraph 1(a)(iv)(B) of Schedule II to the License Agreement, or (b) the payment (which may be made at LICENSEE’s election) set forth in paragraph 1(a)(iv)(A) of Schedule II to the License Agreement, provided such amount in paragraph 1(a)(iv)(A) is actually received by TEXACO DEVELOPMENT prior to December 31, 2000.”
     V. Section 4.3.2 of the License Agreement is hereby amended to read in its entirety as follows:
     4.3.2 The excess (in daily averages), if any, of the total Daily Average Output from the Gasification section of the Plant reported under Subparagraph 4.3.1 above, over the total Daily Average Output for all operations conducted by LICENSEE for which a license has been granted to LICENSEE under this License Agreement;
     VI. The last sentence of Section 7.2 of the License Agreement is hereby amended by deleting “Paragraphs 1(a)(i), (ii) and (iii)” and inserting in lieu thereof “Paragraphs 1(a)(i) and (ii)”.
     VII. Section 8.3.4 and the first sentence of Section 8.6 of the License Agreement are hereby amended by adding, immediately following the phrase “due and actually received by” appearing in each such provision, the following:
     “, whether received prior or subsequent to the incurrence of such liability,”
     VIII. Except as provided herein, the License Agreement is not otherwise being amended or modified and the provisions thereof shall continue in full force and effect, as amended and modified herein.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the day and year first above written.

FARMLAND INDUSTRIES, INC.		TEXACO DEVELOPMENT CORPORATION

By:	/s/ Allan D. Holiday	By:	/s/ John M. Brady

Name:	Allan D. Holiday	Name:	John M. Brady
Title:	Project Manager	Title	Vice President
Date: December 11, 1997		Date: December 11, 1997

Texaco Development Corporation
1111 Bagby Street
Houston, TX 77002
ChevronTexaco
October 24, 2003
Coffeyville Resources, LLC
c/o Pegasus Investors
99 River Road
Cos Cob, Connecticut 06807

Re:	Texaco Gasification Process, Texaco Hydrogen Generation Process and Texaco
Gasification Power Systems
License Agreement Effective May 30, 1997
Amendment No. Two
Gentlemen,
Reference is made to the license agreement referenced above (“License Agreement”) effective as of May 30, 1997, between Texaco Development Corporation (“TDC”) and Farmland Industries, Inc. (“Former Licensee”). Reference is also made to the Consent agreement dated December 11, 1997 wherein TDC consented to certain assignments by Former Licensee, the Amendment Agreement dated December 11, 1997 which amended the License Agreement, and the Consent to Assignment and Assignment of License Agreement dated October 24, 2003 wherein the License Agreement was assigned by the Former Licensee to Coffeyville Resources, LLC (“Licensee”).
TDC and Licensee wish to amend the License Agreement as indicated below to reflect the new royalty payment schedule agreed to by the parties.
      License Agreement
1.	Section 7.1, first line, delete “or canceled and, hence, terminated under Paragraph l(c) of Schedule II,”.

2.	Section 7.2, last sentence, delete in its entirety.

3.	Schedule II of the License Agreement is hereby amended as follows:

i.	Paragraph 1(a), is hereby amended to read in its entirety as follows:

[CHEVRON LOGO] [TEXACO LOGO]	Coffeyville Resources, LLC 2nd Amendment to License Agreement

================================================================================

1(a) The parties acknowledge and agree that the Former Licensee, Farmland, has paid to Texaco Development all royalties and fees due and owing to TDC through December 31, 2003. For royalties and fees due and owing to TDC after December 31, 2003, the parties further acknowledge and agree that the LICENSEE shall pay additional royalties and fees in the total sum of [***] according to the payment schedule listed below:
(i)	An initial payment of [***] shall be paid to TDC on or before June 1, 2004;

(ii)	A second payment of [***] shall be paid to TDC on or before June 1, 2005;

(iii)	A third payment of [***] shall be paid to TDC on or before June 1, 2006; and

(iv)	A fourth and final payment of [***] shall be paid to TDC on or before June 1, 2007.
ii.	Paragraph 1(c) is hereby deleted in its entirety.

iii.	Paragraph 1(e) is hereby deleted in its entirety.

iv.	Paragraph 1(f), last sentence, delete “Paragraph 2(b)”and insert in lieu “Paragraph 2”.

v.	Paragraph 2 is hereby amended to read in its entirety as follows:
     2. Royalties shall be paid with respect to all Gasification operations conducted by Licensee in accordance with the following royalty schedule:
For the next 114,000 MSCF of Daily Average Output, i.e., over 86,000 and up to and including 200,000 MSCF of Daily Average Output total lump-sum royalties, at the rate of [***] per MSCF of Daily Average Output; and
For all over 200,000 MSCF of Daily Average Output lump-sum royalties at the rate of [***] per MSCF of Daily Average Output;
all in accordance with the payment provisions of this Schedule II.
vi.	Paragraph 4(a) is hereby amended by deleting the last sentence.
Coffeyville Resources, LLC
2nd Amendment to License Agreement

All other terms and conditions of the License Agreement shall remain in full force and effect.
The obligations under this Letter Agreement are conditioned upon the following: (i) Licensee becoming the “Successful Bidder” as such term is defined pursuant to the Order Approving Bid Procedures entered by the Bankruptcy Court (“Bankruptcy Court”) in Former Licensee’s Bankruptcy Chapter 11 Case No. 02-50557-JWV, (ii) closing of the transaction pursuant to that certain Asset Sale and Purchase Agreement dated September 25, 2003 between Former Licensee as “Seller” and Licensee as “ Buyer” (the “APA”) on or before March 31, 2004, (iii) the entry of an appropriate order by the Bankruptcy Court approving the sale of the “Transferred Assets”, as such term is defined under the APA, and (iv) the entry of a final and non-appealable order by the Bankruptcy Court approving the compromise and settlement agreement between TDC and Former Licensee pursuant to the letter agreement dated October 17, 2003.
If you are agreeable to the foregoing conditions, please indicate your acceptance and agreement by having a duly authorized representative of Licensee execute both duplicate originals of the Letter Agreement and returning both signed copies to us for completion by TDC.

Very truly yours,

TEXACO DEVELOPMENT CORPORATION

By	/s/ W. E. Preston

Vice President

ACCEPTED AND AGREED TO:

COFFEYVILLE RESOURCES, LLC

By:	/s/ Philip L. Rinaldi

Print Name:		Philip L. Rinaldi

Tittle:	CEO

Date:	10/24/03

Coffeyville Resources, LLC
2nd Amendment to License Agreement